      As filed with the Securities and Exchange Commission on May 21, 2004

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                      -----

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                      -----

                               ENESCO GROUP, INC.
             (Exact name of registrant as specified in its charter)

         ILLINOIS                                  04-1864170
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

                               ENESCO GROUP, INC.
                                225 WINDSOR DRIVE
                             ITASCA, ILLINOIS 60143
                    (Address of Principal Executive Offices)

                          1996 LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

                                M. FRANCES DURDEN
                                 GENERAL COUNSEL
                                225 WINDSOR DRIVE
                             ITASCA, ILLINOIS 60143
                                 (630) 875-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed               Proposed Maximum
Title of Securities To be     Amount to be    Maximum Offering Price Per     Aggregate Offering     Amount of Registration
       Registered              Registered              Share(2)                   Price(2)                  Fee(2)
-------------------------    -------------    --------------------------    --------------------    -----------------------
Common Stock, Par              1,500,000              $8.85                     $13,275,000            $1,681.94
Value, $0.125 Per Share
      (1)

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers (i) such additional shares as may be required to be issued under the provisions of the 1996 Stock Option Plan, as amended and (ii) certain rights pursuant to that certain Rights Agreement between Enesco and Chasemellon Shareholder Services dated July 22, 1998, which rights may only be transferred with share of Enesco common stock (unless certain events specified in the Rights Agreement occur).

(2) Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based on the average of the high and low quotation for Common Shares on the New York Stock Exchange on May 19, 2004.

(3) This Registration Statement registers additional shares of Enesco common stock issuable pursuant to the 1996 Stock Option Plan, as amended and renamed, for which a registration statement on Form S-8 (File No. 333-11501) is currently effective. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid only with respect to the additional shares covered by this Registration Statement.

EXPLANATORY NOTE

      Enesco filed a registration statement on Form S-8 (File No. 333-11501) to register 1,500,000 shares of common stock issuable under the 1996 Stock Option Plan. The prior registration statement is still effective. Enesco is filing this Registration Statement to register 1,500,000 additional shares of common stock issuable pursuant to the 1996 Stock Option Plan, as amended and renamed the 1996 Long-Term Incentive Plan.

PART I           PLAN INFORMATION

      This Registration Statement on Form S-8 relates to:

      (a) 1,500,000 shares of Common Stock, which may be issued pursuant to the 1996 Stock Option Plan, as amended (the "Plan"); and

      (b) an indeterminate amount of interests to be offered or sold pursuant to the Plan.

      Documents describing the Plan, such offerings and such shares and interests have been or will be given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not required to be filed with the SEC, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

      References to "Enesco" shall mean Enesco Group, Inc., an Illinois corporation.

PART II          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Certain Documents By Reference.

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. We also maintain a web site at http://www.enesco.com. Our SEC filings may be viewed on our web site under the "Investor Relations" section.

      The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

      (a) The description of Enesco's Common Stock included in its: (i) Registration Statement on Form 10, dated May 28, 1965, as amended on Form 8 Amendment No. 1, dated December 9, 1965, and Form 8 Amendment No. 2, dated September 5, 1986; (ii) Registration Statements on Form 8-A, dated September 8, 1986 and October 30, 1987, both as amended on Form 8 Amendment No. 1, dated May 6, 1988; (iii) Registration Statements on Form 8-A, dated September 9, 1998; and (iv) any other registration statement relating to Enesco's Common Stock under
            Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such class of securities;

      (b) Enesco's Annual Report on Form 10-K, filed with the SEC on March 12, 2004 for the fiscal year ended December 31, 2003;

      (c) Enesco's Current Report on Form 8-K filed with the SEC on April 21, 2004;

      (d)   Enesco's Current Report on Form 8-K filed with the SEC on May 7,
            2004;

      (e) Enesco's Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2004 for the quarter ended March 31, 2004;

      (f) The description of Enesco's Rights contained in its: (i) Registration Statements on Form 8-A, dated September 9, 1998; and
            (ii) any other registration statement relating to Enesco's Rights under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such Rights.

      On June 15, 2002, Arthur Andersen LLP ("Arthur Andersen"), Enesco's independent public accounting firm for the year ended December 31, 2001, was convicted on federal obstruction of justice charges arising from the U.S. Government's investigation of Enron Corp. On June 4, 2002, Enesco engaged KPMG LLP as its independent public accountants for the fiscal year 2002. Enesco has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to its naming in this Registration Statement as having certified Enesco's consolidated financial statements for the year ended December 31, 2001, as required by Section 7 of the Securities Act. Accordingly, Plan participants will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in Enesco's consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein.

      Item  4. Description of Securities

                  Not applicable.

      Item 5. Interests of Named Experts and Counsel

      M. Frances Durden, General Counsel for Enesco, who has rendered an opinion on the legality of the securities being registered, is paid a salary by Enesco, is a participant in various employee benefit plans of Enesco and owns Enesco Common Stock.

      Item 6. Indemnification of Directors and Officers.

      Article 7E of Enesco's Articles of Incorporation provides that directors of Enesco shall not be personally liable to Enesco or its shareholders for monetary damages for any breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that the foregoing provision does not eliminate or limit any liability of a Director: (i) for any breach of the Director's duty of loyalty to Enesco or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"); or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 8.75 of the IBCA provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances, Section 8.75 permits a corporation to indemnify its directors, officers, employees and agents against expenses incurred in connection with the defense or settlement of shareholder derivative actions. Section 8.75 also provides that the corporation may purchase insurance on behalf of any such director, officer, employee or agent. Substantially similar provisions that require such indemnification are contained in Article V of Enesco's By-laws, which are incorporated herein by reference.

      Item 7. Exemption from Registration Claimed

                        Not applicable.

      Item 8. Exhibits

      The exhibits listed below are filed herewith or are incorporated herein by reference to other filings.

      EXHIBIT NO.              DESCRIPTION OF EXHIBIT
      4.1               1996 Long-Term Incentive Plan

      5.1 & 23.1        Opinion & consent of M. Frances Durden

      23.2              Consent of KPMG LLP

      23.3              Enesco was unable to obtain the consent of Arthur
                        Andersen LLP. See information above in Part II, Item 3 under the heading "Incorporation of certain Documents By
                        Reference".

      24.1              Power of Attorney

      Item 9. Undertakings

      Enesco hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i) and
            (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Enesco pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for the purpose of determining any liability under the Securities Act, each filing of Enesco's annual report pursuant to
            Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Enesco pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, Enesco has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Enesco of expenses incurred or paid by a director, officer or controlling person of Enesco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Enesco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, on May 21, 2004.

                                          Enesco Group, Inc.

                                          By:    /s/ Thomas F. Bradley
                                                 -----------------------------
                                                 Thomas F. Bradley
                                                 Interim Chief Executive Officer
                                                 And Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW BY ALL PERSONS BY THESE PRESENTS: That the undersigned officers and directors of Enesco Group, Inc., an Illinois corporation, do hereby constitute and appoint each of Thomas F. Bradley and M. Frances Durden, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

May 21, 2004                           /s/ Anne-Lee Verville
                               -----------------------------------
                               By      Anne-Lee Verville
                                       Chairman  of  the Board

May 21, 2004                           /s/ Eugene Freedman
                               -----------------------------------
                               By      Eugene Freedman
                                       Director

May 21, 2004                           /s/ George R. Ditomassi
                               -----------------------------------
                               By      George R. Ditomassi
                                       Director

May 21, 2004                           /s/ Judith R. Haberkorn
                               -----------------------------------
                               By      Judith R. Haberkorn
                                       Director

May 21, 2004                           /s/ Donald L. Krause
                               -----------------------------------
                               By      Donald L. Krause
                                       Director

May 21, 2004                           /s/ Donna Brooks Lucas
                               -----------------------------------
                               By      Donna Brooks Lucas
                                       Director

May 21, 2004                           /s/ Hector J. Orci
                               -----------------------------------
                               By      Hector J. Orci
                                       Director

May 21, 2004                           /s/ Thane A. Pressman
                               -----------------------------------
                               By      Thane A. Pressman
                                       Director

                                 EXHIBIT INDEX

Exhibit No.     Description of Exhibit
 4.1            1996 Long-Term Incentive Plan
 5.1 & 23.1     Opinion & consent of M. Frances Durden
23.2            Consent of KPMG LLP
24.1            Power of Attorney (included on the signature page hereof)